                                                                   EXHIBIT 10.10

                                COMMERCIAL LEASE




                  LANDLORD:         COWPER SQUARE PARTNERS, a California limited
                                    partnership


                  TENANT: IL FORNAIO (AMERICA) CORPORATION, a California corporation

                                COMMERCIAL LEASE

                                TABLE OF CONTENTS


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1.       LEASE ........................................................        1

2.       PREMISES .....................................................        1
         2.1      Ownership ...........................................        1
         2.2      Premises ............................................        1
         2.3      Additional Space ....................................        1
         2.4      Courtyard and Sidewalk Areas ........................        2

3.       USE ..........................................................        2

4.       TERM .........................................................        2

5.       RENTAL .......................................................        3
         5.1      Minimum Rent ........................................        3
         5.2      Cost of Living Adjustment ...........................        3
         5.3      Partial Months ......................................        4
         5.4      Percentage Rent .....................................        4
         5.5      Late Charge .........................................        8

6.       PAYMENT OF RENTAL ............................................        8

7.       TAXES AND ASSESSMENTS ........................................        8
         7.1      Personal Property Taxes .............................        8
         7.2      Real Property Taxes .................................        9
         7.3      Tax Disputes ........................................        9
         7.4      Payment .............................................       10

8.       FIXTURES AND EQUIPMENT .......................................       10

9.       BUSINESS HOURS ...............................................       10

10.      OPERATION OF TENANT'S BUSINESS ...............................       10

11.      USES PROHIBITED ..............................................       11
         11.1     General .............................................       11
         11.2     Toxic Materials .....................................       12

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
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12.      ASSIGNMENT AND SUBLETTING ....................................       12
         12.1     Restriction .........................................       12
         12.2     Procedures ..........................................       12
         12.3     Reasonable Consent ..................................       12
         12.4     Release of Tenant ...................................       13
         12.5     Sale of Stock .......................................       13
         12.6     Assumption of Obligations ...........................       13
         12.7     Consent by Westinghouse .............................       13

13.      INSOLVENCY ...................................................       13

14.      ALTERATIONS ..................................................       14

15.      ABANDONMENT ..................................................       14

16.      INDEMNIFICATION ..............................................       14

17.      UTILITIES ....................................................       15

18.      REPAIRS ......................................................       15
         18.1     Tenant's Obligations ................................       15
         18.2     Landlord's Obligations ..............................       16

19.      LIENS ........................................................       16

20.      ENTRY BY LESSOR ..............................................       16

21.      COMPLIANCE WITH GOVERNMENTAL REGULATIONS .....................       16

22.      INSURANCE ....................................................       17
         22.1     Premises ............................................       17
         22.2     Building ............................................       18

23.      DEFAULT ......................................................       18

24.      AS-IS CONDITION OF PREMISES ..................................       19

25.      EXTERIOR COMMON AREAS ........................................       19
         25.1     Description .........................................       19
         25.2     Maintenance Obligation ..............................       19


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         25.3     Use .................................................       20
         25.4     Rules ...............................................       20

26.      SUBORDINATION ................................................       20

27.      TENANT'S CERTIFICATE .........................................       20

28.      ATTORNEYS' FEES ..............................................       21

29.      SIGNS ........................................................       21

30.      AWNING, CANOPY ...............................................       21

31.      HOLDING OVER .................................................       21

32.      DESTRUCTION ..................................................       22
         32.1     Premises ............................................       22
         32.2     Building ............................................       22
         32.3     Uninsured Casualty ..................................       23
         32.4     Damage Near End of Term .............................       23

33.      EMINENT DOMAIN ...............................................       24

34.      ENJOYMENT ....................................................       24

35.      WAIVER .......................................................       24

36.      REMEDIES CUMULATIVE ..........................................       24

37.      WAIVER OF SUBROGATION ........................................       25

38.      BURGLAR ALARM ................................................       25

39.      NOTICES ......................................................       25

40.      CALIFORNIA LAW ...............................................       25

41.      INVALIDITY ...................................................       25

42.      LANDLORD AND TENANT ..........................................       25


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43.      CAPTIONS .....................................................       25

44.      TIME .........................................................       25

45.      SUCCESSORS AND ASSIGNS .......................................       25

46.      BROKERAGE ....................................................       26

47.      PARKING ......................................................       26

48.      NO JOINT VENTURE INTENDED ....................................       26

49.      OPTIONS TO EXTEND ............................................       26
         49.1     Options .............................................       26
         49.2     Adjustments .........................................       27

50.      SHARED EXPENSES ..............................................       27

51.      RELATED TRANSACTIONS .........................................       27
         51.1     Option to Purchase ..................................       27
         51.2     Catering Service ....................................       27

52.      SALE BY LANDLORD .............................................       28

53.      FORCE MAJEURE ................................................       28

54.      TENANT REPRESENTATIONS .......................................       28

55.      CONDITIONS TO LEASE ..........................................       28

56.      INITIAL IMPROVEMENT OF PREMISES ..............................       29
         56.1     Working Drawings and Permits ........................       29
         56.2     Construction ........................................       29

                                    EXHIBITS



Exhibit A         - Plat Maps
Exhibit B         - Legal Description

COMMERCIAL LEASE



                  THIS LEASE is made this day of December, 1988, by and between COWPER SQUARE PARTNERS, a California limited partnership ("Landlord"), and IL FORNAIO (AMERICA) CORPORATION, a California corporation ("Tenant").

         1        LEASE. Landlord hereby leases to Tenant and Tenant hires from
Landlord those Premises described below in Section 2.2 in accordance with the following terms and conditions.

         2        PREMISES.

                  2.1 Ownership. Landlord represents that it is the owner in fee of all that certain real property and interests in real property located in the City of Palo Alto and the County of Santa Clara, State of California, shown on the plat attached hereto marked Exhibit "A" and made a part hereof and more particularly described in Exhibit "B" attached hereto, and made a part hereof. (All of said property is hereinafter referred to as "the Building".)

                  2.2 Premises. The Premises consist of approximately 6,725 square feet located in the Building and shown as shaded and labeled on said Exhibit "A". Landlord reserves unto itself, however, the use of the roof, exterior walls, the area beneath and the area above the demised premises together with the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the demised premises in locations which will not materially interfere with Tenant's use thereof and servicing other parts of the Building containing the demised Premises. Landlord further reserves the right to revise Exhibit "A" prior to commencement of Tenant's work in the Premises, provided such changes do not materially alter the size and dimensions of the Premises and Tenant reasonably approves such changes. Tenant reserves the right to verify the square footage of the Premises and the accuracy of Exhibit "A."

                  2.3 Additional Space. Landlord further grants to Tenant the right to use the following areas: (a) no less than five hundred (500) square feet of storage area in the basement that is accessible via the elevator that services the Premises (the "Storage Area"); (b) the separate kitchen facility that serves the Garden Court Hotel located in the Building (the "Hotel Kitchen") subject to the mutual approval of Landlord and Tenant pursuant to Section 51.2; and (c) approximately five hundred and seventy-five square (575) feet occupied by the beauty salon in the Building (the "Salon Space"), provided that the Salon Space shall not become a part of the Premises until the earlier of (i) the expiration of the existing lease with the tenants of the Salon Space, or (ii) the date Landlord obtains possession (for any reason) of the Salon Space. All references in this Lease to "Premises" or "demised premises," including, without limitation, all references in Sections 16 and 22 hereof, shall include the Storage Area, the Hotel Kitchen and Salon Space; provided that the conditions of
(b) and (c) above are satisfied and Tenant has the right to occupy such space; and further provided

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
that Tenant shall not be required to pay any rent or fee for the Hotel Kitchen nor shall the Hotel Kitchen be included for purposes of calculating Tenant's percentage share of taxes.

                  2.4 Courtyard and Sidewalk Areas. Landlord grants Tenant the exclusive right to use the courtyard area designated as such in Exhibit "A" for restaurant use. Tenant agrees that it will stop seating new customers in the courtyard area after 8:30 p.m. on Monday through Thursday and after 9:00 p.m. on Friday and Saturday. The parties agree that this limitation in late seating will only prevent new parties after the above times and Tenant may allow any customers who are seated at the tables prior to these hours to finish their meals and beverages. Tenant will use its best efforts to prevent loud and unreasonable music or noise in the courtyard area. Landlord further grants Tenant the exclusive right to use (1) the sidewalk area in front of the entrance to the Premises on the east side of Exhibit "A" and (2) the area in the southwest corner of Exhibit "A" for restaurant use.

         3        USE. Tenant shall use and occupy the Premises solely for the purpose of conducting therein the business of a restaurant, retail and wholesale bakery, bar, kitchen and/or retail store offering on-sale and off-sale items consistent with the above uses to the general public, and for no other purpose, without the prior written consent of Landlord. Landlord hereby grants Tenant the exclusive right to the uses described above, and will not permit any other person to operate businesses selling similar or competitive goods or services in the Building. Notwithstanding the foregoing, Landlord may permit another tenant to operate a specialty wine and cheese store in the Building, provided that the goods sold by such store do not materially conflict with the exclusive rights granted to Tenant herein. Landlord further agrees that it will not permit any owner, operator, agent or licensee of the hotel in the Building to provide hotel guests with continental or other breakfast foods, except to the extent ordered through room service operated by the hotel.

         4        TERM. The term of this Lease shall be for two hundred forty
(240) months, commencing on the earlier of (a) the date that Tenant opens for business to the public or (b) June 1, 1989, provided that the June 1, 1989 date shall be extended by (i) the number of days, if any, between September 1, 1988 and the date when a binding and definitive lease agreement is executed by the parties plus (ii) the number of days, if any, between March 1, 1989 and the date when the Premises are delivered to Tenant to begin demolition and construction activities. Notwithstanding the foregoing, if the day that the term of this Lease commences as provided above is on a day other than the first day of a calendar month, then the term of this Lease shall continue for the period of months specified above from the first day of the calendar month following said date of commencement. The parties hereto agree to sign a memorandum setting forth the date of the commencement of the term of this Lease within thirty (30) days after said date of commencement. If the Landlord does not make the Premises available for Tenant to begin demolition and construction activities on or before April 1, 1989, then Tenant may terminate this Lease, in which event Landlord shall reimburse Tenant for all expenses for professional services incurred by Tenant in connection with the Premises.

         5        RENTAL. Tenant agrees to pay to Landlord rental for the
demised premises as follows:

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
                  5.1 Minimum Rent. Minimum fixed rental in the amount of [***], is payable on the first day of each and every successive calendar month during the term of this Lease, each of which payments shall constitute the minimum fixed rental for that month and shall be adjusted in accordance with changes in the Consumer Price Index (as defined below) and supplemented by additional percentage rentals as hereinafter set forth.

                  5.2 Cost of Living Adjustment. Commencing on the first day of the Accounting Year (as defined in Section 5.4(F)) that commences more than thirty-three (33) months after the commencement date during the term of this Lease, and on the first day of each and every third Accounting Year thereafter during the term of this Lease, the minimum rent shall be increased by the same percentage that the revised Consumer Price Index for Urban Wage Earners and Clerical Workers of the United States Bureau of Labor Statistics for all items for the San Francisco-Oakland, California area (1982-1984 base)(the "Consumer Price Index") most recently published as of the first day of such Accounting Year has increased, if at all, over the Consumer Price Index most recently published as of the first day of the prior three year period. Any such increase shall remain in effect until such time as a further adjustment of rental is required pursuant to the terms hereof. In no event, however, shall the minimum monthly rental be less than that for the preceding period nor shall any such increase be greater than eighteen percent (18%) for any thirty-six (36) month period. In the event that said Consumer Price Index shall be discontinued, then the successor or most nearly comparable index thereto shall be used. Landlord's failure to make this adjustment for any Accounting Year or partial Accounting Year shall not preclude Landlord from including the adjustment for such Accounting Year in a later adjustment, provided Tenant receives written notice from Landlord within three years from the date of the initial omission of the adjustment.


                  5.3 Partial Months. Should the term of this Lease commence on a day other than the first day of a calendar month, then upon the commencement of said term Tenant shall pay unto Landlord, as the minimum fixed rental for the fractional period of the month beginning with said day of commencement and ending with the last day of said month, that proportion of said minimum fixed monthly rental payable for the first full calendar month of the term of this Lease which the number of days in the fractional period bears to thirty (30).

                  5.4 Percentage Rent.

                           (A) In the event Tenant's Gross Sales during any
Accounting Year (as defined in Section 5.4(F) below) exceeds the sum of [***] (which amount shall be adjusted in the same manner and at the same time as minimum rent pursuant to Section 5.2 and shall be referred to herein as the "Breakpoint"), Tenant shall pay to Landlord at the times and in the manner hereinafter specified, percentage rent in an amount equal to (1) the product of
(a) the Calculation Percentages (as defined hereafter) and (b) the amount of Tenant's Gross Sales during such Accounting Year minus (2) the aggregate amount of minimum rent paid by Tenant to Landlord during such Accounting Year pursuant to Section 5.1 above (collectively, the "Percentage Rent").

*** Confidential treatment requested

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
                           (B) The percentages to be applied to Gross Sales for
purposes of calculating Percentage Rent shall be as follows:

                           (1) Five percent (5%) on food and beverages sold for consumption on the premises ("On Premises Sales);

                           (2) Four percent (4%) on non-consumables and food and beverages, including bread and baked goods, sold for consumption off the premises ("Off Premises Sales"); and

                           (3) No percentage rent (0%) shall be paid on Intra-Company transfers.

                           (The percentages described in (1) and (2) shall
hereafter collectively be referred to as the "Calculation Percentages.")

                           (C) Percentage Rent shall be computed and paid as
follows:

                           (1) Within thirty (30) days after the end of each Accounting Quarter (as defined in Section 5.4(F) below) during the term hereof, Tenant shall furnish to Landlord a statement of Gross Sales during such quarter together with all of the information required by Subsection 5.4(C)(2) below.

                           (2) Within sixty (60) days immediately following the end of each Accounting Year during the term hereof, Tenant shall furnish to Landlord a statement setting forth the Gross Sales during the preceding Accounting Year, the aggregate of the amount of minimum rent paid and authorized deductions, and the Percentage Rent due for such Accounting Year, together with payment to Landlord for the Percentage Rent due.

                           (3) Tenant shall establish such accounting procedures as are reasonably necessary to identify and separately report On Premises Sales and Off Premises Sales. Tenant shall specify in each Accounting Quarter sales statement and annual sales statement what percentage of total Gross Sales reported therein are from On Premises Sales and what percentage are from Off Premises Sales. The Calculation Percentages to be applied to the Gross Sales during any Accounting Year shall be applied in the same ratio as On Premises Sales and Off Premises Sales bear to total Gross Sales during such Accounting Year.

                           (4)      (a)     The term "Gross Sales," as used
                                             herein (subject to the exceptions
                                             and authorized deductions that are
                                             hereinafter set

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
                                             forth), is defined as the gross
                                             selling price, whether for cash,
                                             credit or otherwise, of all sales
                                             of retail merchandise or services,
                                             the entire amount of the rental or
                                             other charges for all items leased
                                             or rented, and all other receipts
                                             whatsoever of all business
                                             conducted on or from the Premises,
                                             minus the following:

                                             (i)      The amount of any sales
                                                      tax or any excise or other
                                                      tax on gross sales paid by
                                                      Tenant to any governmental
                                                      authority;

                                             (ii)     The amount of any actual
                                                      refunds or credits made by
                                                      Tenant to a purchaser for
                                                      return merchandise or
                                                      unacceptable services, the
                                                      amount of which previously
                                                      were included in Gross
                                                      Sales;

                                             (iii)    Receipts from vending
                                                      machines; and

                                             (iv)     Credit card fees.

                                    (b)      Gross Sales shall not include the
                                             following:

                                             (i)      Meals provided to
                                                      employees;

                                             (ii)     Promotional or
                                                      complimentary meals;

                                             (iii)    "Intra-Company transfers,"
                                                      which shall refer to items
                                                      transferred from the
                                                      premises to another
                                                      location owned or operated
                                                      by Tenant or an affiliate
                                                      or franchisee of Tenant;

                                             (iv)     Tips and gratuities;

                                             (v)      Wholesale sales (except to
                                                      the extent required by
                                                      Section 5.4(C)(4)(c)
                                                      below); and

                                             (vi)     Catering sales to the
                                                      hotel.

                                    (c)      Gross Sales shall include all
                                             retail sales from the bakery, and
                                             Tenant agrees that at least twenty
                                             percent (20%) of the total retail
                                             and wholesale sales directly from
                                             the bakery (excluding any
                                             Intra-Company transfers) shall be
                                             included as Gross Sales, despite
                                             the fact that this might require
                                             the inclusion of a portion of
                                             bakery wholesale sales if the
                                             wholesale revenue
                                             becomes greater than 80% of the
                                             total bakery sales.

                           (D) Each statement of Gross Sales furnished by Tenant
pursuant to the above paragraphs shall be certified as correct by Tenant or an employee or agent of Tenant authorized so to certify and shall show the computations of Tenant's Gross Sales, On Premises Sales and Off Premises Sales. Tenant shall keep and maintain full, complete and accurate books of accounts and records of the Gross Sales, On Premises Sales, Off Premises Sales and business relating to the Premises in accordance with standard accounting practices consistently applied, which books and records shall be readily accessible to and open for inspection by Landlord, its auditors or other authorized representatives at all reasonable times upon reasonable advance notice from Landlord. Copies of all sales and other excise tax reports that Tenant may be required to provide to any governmental authority shall be provided to Landlord upon Landlord's written request and shall also be open for inspection by Landlord, its auditors or other authorized representatives at all reasonable times at Tenant's corporate headquarters.

                           (E) Not more than once each Accounting Year, Landlord
shall have the right to audit and examine the books and records of Tenant as necessary for proper determination of the amount of Gross Sales, and all such books and records shall be made available for such purpose at Tenant's corporate headquarters upon reasonable advance notice from Landlord. Tenant shall retain and preserve books and records on which any statement of Gross Sales is based for a period of at least two (2) years after such statement is rendered. Such records shall include all sales records which would normally be examined by an independent accountant pursuant to accepted auditing standards in performing an audit of Tenant's sales at the Premises. If any statements of Gross Sales previously made by Tenant to Landlord for the Accounting Year shall be found in an audit conducted by or for Landlord to be more than five percent (5%) less than the actual amount of Gross Sales for such period, Tenant shall promptly pay to Landlord the costs of such audit as well as the additional Percentage Rent therein shown to be payable by Tenant; otherwise the costs of such audit shall be paid by Landlord. If the audit proves that the Gross Sales are incorrect by less than the above 5%, Tenant shall only pay the additional Percentage Rent, if any, due Landlord. In the event there is found to be any excess payment by Tenant, Landlord shall credit such amount to the next installment of fixed monthly minimum rent due from Tenant or if no further such installments are due, Landlord shall promptly return such amount to Tenant. Landlord shall provide a copy of all working papers and audit records to Tenant regardless of whether the audit is completed. If at any time Tenant shall cause an audit of Tenant's business at the Premises to be made by a certified public accountant, Tenant shall, without cost or expense to Landlord, furnish Landlord with a copy of such audit.

                           (F) For the purpose of this Lease, "Accounting
Quarter" shall be defined as the quarterly time period beginning on the Tenant's first day of its fiscal year (the day following the last Sunday in May) and continuing for thirteen (13) weeks, with each successive thirteen-week quarter to be considered an Accounting Quarter; and "Accounting Year" shall be defined as Tenant's fiscal year which is each approximate twelve-month period during the term hereof ending on the last Sunday in May, provided that the first Accounting Year shall commence upon the commencement of the term hereof and shall end on the last Sunday in May following the commencement date, and the last Accounting Year shall end upon expiration of the term hereof. The Breakpoint shall be prorated to reflect partial Accounting Years at the beginning and end of Tenant's occupancy of the premises. In the event Tenant changes its Accounting Quarter or the day on which the Accounting Quarter ends, Tenant and Landlord shall equitably adjust the Accounting Year, the dates upon which it ends, and the due dates of all statements and payments due Landlord herein.

                           (G) The acceptance by Landlord of any moneys paid to
Landlord by Tenant as additional rental for the Premises as shown by any statement furnished by Tenant shall not be an admission of the accuracy of said statement or of any of the monthly statements furnished by Tenant during the year reported therein, or of the sufficiency of the amount of said additional rental payment and Landlord reserves all right to question the sufficiency of the amount thereof and/or the accuracy of the statement or statements furnished by Tenant to justify the same.

                  5.5 Late Charge. In the event Tenant assigns its interest in the Lease where Landlord's consent is required pursuant to Section 12, a late charge will become enforceable with respect to the new tenant and any of its successors and assigns. If and when minimum monthly rent or Percentage Rent is due and payable by the successor tenant pursuant to the terms of this Lease, and when such amount remains due and unpaid ten (10) days after said amount is due, the amount of such unpaid rent shall bear interest at the rate of eighteen percent (18%) from the date due until paid.

         6        PAYMENT OF RENTAL. Tenant agrees to pay the rental herein
reserved at the times hereinabove set forth, without deduction or offset, in lawful money of the United States of America, to Cowper Square Partners, c/o Innkeeper Associates, Three China Basin, 185 Berry Street, Suite 264, San Francisco, California, or to such other person and/or at such other place as Landlord may from time to time designate in writing.

         7        TAXES AND ASSESSMENTS.

                  7.1 Personal Property Taxes. Tenant agrees to pay, prior to delinquency, any and all taxes and assessments levied or assessed during the term hereof upon or against (i) all furniture, fixtures, equipment and any other personal property installed or located within the Premises, (ii) all alterations, additions or improvements of whatsoever kind or nature, if any, made by Tenant to the Premises, and (iii) the rentals and other charges payable hereunder by Tenant to Landlord (other than Landlord's Federal and State income taxes thereon) provided that Tenant has received notice of such taxes or assessments. If at any time during the term of this Lease any of such taxes or assessments are levied or assessed upon or against the land and buildings or any part thereof comprising the Building, Tenant shall pay to Landlord the amount thereof, provided that Tenant has received notice of such taxes or assessments.

                  7.2 Real Property Taxes. Tenant agrees to pay to Landlord a percentage (equal to the square feet for the Premises as described in Subsections 2.2 and 2.3 divided by the total square footage of the interior of the Building, which the Landlord represents to be approximately 67,000 square feet) of all real estate taxes and assessments levied or assessed during the term hereof upon or against the land and buildings or any part thereof comprising the Building; provided, however, that the full amount of any increase in real estate taxes directly attributable to the renovation, refurbishment or improvement of the Building (not including the Premises) during the term of this Lease shall be paid by Landlord and shall not be included in the percentage paid by Tenant. Tenant further agrees to pay to Landlord the full amount of any increase in real estate taxes (in excess of the taxes for the current restaurant) directly attributable to the initial renovation completed prior to opening for business to the public and any renovation, refurbishment or improvement of the Premises during the term of this Lease. Said real estate taxes and assessments levied or assessed for the fiscal tax year in which the term of this Lease commences and for the fiscal tax year in which the term of this Lease ends shall be prorated. As used herein "taxes" shall mean real estate taxes, assessments and special assessments imposed upon said land or building by any governmental bodies or authorities including, by way of illustration and not by way of limitation, real and personal property taxes payable by Landlord and any tax (other than a tax related to net profit or profits) levied wholly or partially in lieu of real or personal property taxes. Notwithstanding the foregoing provisions of this Section 7.2, however, in the event that real estate taxes on the Building are increased during the term of this Lease due to any sale or transfer of the Building by Landlord, Tenant shall not be obligated to pay any increases in real estate taxes occurring as a result of such sale. Any increase in taxes attributable to such events shall not be the obligation of Tenant.

                  7.3 Tax Disputes. In the event Landlord contests any real estate taxes or assessments levied or assessed during the term hereof upon or against said Building and/or land, Tenant agrees to pay to Landlord the percentage set forth in Section 7.2 hereof of all reasonable costs incurred by Landlord in connection therewith.

                  7.4 Payment. Landlord shall have the right to bill Tenant for any amount payable by Tenant to Landlord under this paragraph in periodic installments, from time to time, but not more often than monthly. In the event the amount of the real estate taxes and assessments for any fiscal tax year upon or against the Building containing the Premises and the land underlying said Building has not been made known to Landlord by the assessor at the time of billing, Landlord shall have the right to estimate the amount thereof and to base its billing to Tenant upon said estimated amount and in such event Landlord agrees to adjust such billing when the actual amount of such real estate taxes and assessments is made known to Landlord by the assessor. The failure of Tenant to pay any amount payable to Landlord under this paragraph within ten (10) days after receipt by Tenant from Landlord of a bill therefor shall carry with it the same consequences as failure to pay any installment of rental. Notwithstanding the foregoing, Tenant shall be billed periodically for real estate taxes at an accrual rate that shall not exceed the real estate taxes for the previous year; provided, however, in the event Landlord receives notification of a supplemental increase in real estate taxes, Tenant shall be billed for such increase at that time.

         8        FIXTURES AND EQUIPMENT. Tenant agrees to provide, install and maintain in the Premises, at its own cost and expense, all suitable furniture, fixtures, equipment and other personal property reasonably required for the conduct of Tenant's business therein in a good and businesslike manner in accordance with plans and specifications approved in writing by Landlord prior to installation. Notwithstanding the foregoing, Landlord shall provide, at no cost to Tenant, all furniture, fixtures, equipment and governmental permits used in the operation of the restaurant that was located at the Premises. Any chairs provided by Landlord that are not used in Tenant's business within a reasonable time after the Commencement Date shall revert to Landlord, who shall remove the same at its sole cost and expense. In the event of an assignment of Tenant's interest pursuant to Section 12, the successor tenant(s) shall at all times keep the Premises in first class condition, replacing carpeting, painting and wall covering when necessary; provided, however, that no such obligation shall apply during the final five (5) years of the Lease term.

         9        BUSINESS HOURS. Tenant covenants that throughout the entire term of this Lease, Tenant will use its best efforts to be open for breakfast, lunch and dinner, Monday through Friday, dinner on Saturday and breakfast on Sunday. In addition to such business hours, Tenant may remain open at such additional times as Tenant shall determine. The provisions of this Section 9 shall not apply if the Premises shall be temporarily closed on account of strikes, lockouts, damages, shortages, construction or causes beyond the reasonable control of Tenant.

         10       OPERATION OF TENANT'S BUSINESS. Tenant shall maintain all
wall, floor and ceiling coverings, furnishings, fixtures and merchandise in a clean, neat and orderly state of repair. Tenant agrees to perform the following at its own expense: (i) Tenant shall employ a pest control agency, duly licensed by the State of California, to provide service regularly and as necessary for the purpose of preventing and/or eliminating rodents and pests from the premises; (ii) Tenant shall retain a dependable bonded degreasing service on a regular basis and as needed throughout the term to clean and degrease Tenant's entire kitchen area, ranges, cooking equipment, broilers, stoves, hoods, fans, exhausts and blower systems, filters and flue stacks, whether or not within the Premises; (iii) Tenant shall maintain all Tenant's motors and blowers, whether or not within the Premises, in such a manner as not to transmit unreasonable noises or vibrations to other parts of the Building or transmit noxious emissions directly into the Building; (iv) Tenant shall at all times maintain a state of cleanliness throughout the premises in accordance with standards established by any health department having jurisdiction over the premises or Tenant's operation therein; (v) Tenant shall clean the grease trap for the Premises; and (vi) Tenant shall provide suitable receptacles for garbage and garbage procedures eliminating all garbage from the Premises at least once daily. The collection of garbage shall be arranged by Tenant at Tenant's expense. Any spillage of garbage shall be immediately cleaned by Tenant.

         11       USES PROHIBITED.

                  11.1 General. Tenant shall not use, or permit the Premises or any part thereof to be used, for any purpose other than the purpose for which said Premises are hereby leased, and no use shall be made or permitted to be made of said Premises, nor acts done therein, which will increase the then existing rate of insurance upon the Building or cause a cancellation of any insurance policy covering said Building, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by the standard form of fire insurance policy. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said Building and appurtenances. Tenant shall not conduct or permit to be conducted any sale by auction or any liquidation, going out of business, fire or bankruptcy sale in the Premises. Tenant shall not commit, or suffer to be committed, any waste upon the Premises. Tenant shall not create a nuisance or do any other act or thing in or about the Premises which may unreasonably disturb the quiet enjoyment of any other tenant in the Building.

                  11.2 Toxic Materials. Except for conditions or hazardous wastes that may exist on the Premises prior to the Commencement Date which shall be the sole responsibility of the Landlord, Tenant shall comply at its own cost with all laws pertaining to the creation, generation, use, emission, disposal, or release on the Premises of any toxic or hazardous gaseous, liquid or solid material or waste ("Toxic Material"), including without limitation, material or substance which is listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code as the same may be amended from time to time. Tenant shall indemnify and hold Landlord harmless from any claims, liabilities, costs, or expenses incurred or suffered by Landlord arising from the breach of this section of the Lease. Subject to the foregoing, Landlord acknowledges that Tenant will be utilizing charcoal, firewood and other cooking fuels on the Premises.

         12       ASSIGNMENT AND SUBLETTING.

                  12.1 Restriction. Tenant shall not voluntarily or by operation of law, sell, assign, sublet, encumber, pledge or otherwise transfer or hypothecate any interest in or rights with respect to Tenant's leasehold estate hereunder (collectively, "Assignment") without Landlord's prior written consent in each instance.

                  12.2 Procedures. If Tenant desires at any time to enter into an Assignment of this Lease of all or any portion of the Premises, Tenant shall first give notice to Landlord of its desire to do so, which notice shall contain
(i) the name and address of the proposed assignee, (ii) the nature of the proposed assignee's business to be carried on in the premises, (iii) the terms and provisions of the proposed Assignment and (iv) such financial information as Landlord may reasonably request concerning the proposed assignee. Landlord shall consent or object to the proposed Assignment in writing within fifteen (15) business days of receipt of notice from Tenant. If Landlord objects to the proposed Assignment, Landlord must state the basis of its objection. Tenant may, within ninety (90) days after Landlord's consent, but not later than the expiration of such ninety (90) days, enter into an Assignment upon substantially the same terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Section 12.2.

                  12.3 Reasonable Consent. Landlord agrees that its consent to a proposed assignment shall not be unreasonably withheld. The parties hereby agree that it shall be reasonable for Landlord to withhold its consent to a proposed Assignment based on any of the following factors:

                           (A) The use of the Premises by the proposed assignee
will not comply with the use of the premises in accordance with the provisions of Section 3; or

                           (B) The proposed assignee lacks sufficient business
reputation or experience to operate a successful business of the type and quality permitted or required under the lease;

                           (C) The percentage rental that Landlord reasonably
anticipates receiving from the proposed assignee is materially less than that which Landlord has received from Tenant during the twelve (12) months prior to the proposed assignment; or

                           (D) Tenant is in default under the Lease.

                  12.4 Release of Tenant. In the event an Assignment or other transfer is made pursuant to this Section 12 as to which Landlord is required to consent, Tenant shall be released from all obligations and liabilities accruing under this Lease subsequent to the effective date of such Assignment or other transfer. The consent by Landlord to any Assignment shall not relieve the successor tenant from the obligation to obtain Landlord's express consent to any other Assignment. Any Assignment that fails to comply with this Section 12 shall be void.

                  12.5 Sale of Stock. Any sale or other transfer, whether voluntary or by operation of law, of voting stock of Tenant, if Tenant is a corporation, or the transfer of a partnership interests in Tenant, if Tenant is a partnership, shall not be considered an Assignment for purposes of this
Section 12.

                  12.6 Assumption of Obligations. Each assignee shall assume all obligations of Tenant under this Lease; provided, however, that the assignee, sublessee or other transferee shall be liable to Landlord for rent and additional charges only in the amount set forth in the Assignment.

                  12.7 Consent by Westinghouse. As a condition of continuing Westinghouse Credit Corporation's ("WCC") non-disturbance clause, in the event of a proposed Assignment, WCC, as long as it is the mortgagee of the Building, reserves the right to approve any Assignment. WCC shall be subject to all the restrictions and procedures imposed upon Landlord in this Section 12.

         13       INSOLVENCY. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant: the making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing of any action by or against Tenant under any insolvency, bankruptcy, reorganization, moratorium, or other debtor relief statute, whether now or hereafter existing (unless, in the case of such action taken against Tenant, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the premises or of Tenant's interest in this Lease, where such seizure is not discharged in thirty (30) days; or the admission by Tenant in writing of the inability to pay its debts as they become due.

         14       ALTERATIONS. Tenant shall not make, or suffer to be made, any change in Tenant's store front or any other alteration, addition or improvement to the Premises, or any part thereof, without the written consent of Landlord having been first had and obtained, which consent shall not be unreasonably withheld. Landlord's consent shall not be required to alterations, improvements or additions, the cost of which does not exceed $10,000, which amount shall be increased by any increase in the Consumer Price Index (as defined in Section 5.2 hereof) during the term of the Lease, and which do not materially affect the structural portions of the Building or the exterior appearance of the premises or the Building. Any such changes, alterations, additions and improvements shall be done solely in accordance with plans and specifications approved in writing by Landlord prior to the commencement of any work. Tenant agrees that all alterations, additions or improvements of whatsoever kind or nature made by it to the Premises, other than trade fixtures and equipment, shall belong to and become the property of Landlord upon the expiration of the term of this Lease or sooner termination hereof. Landlord shall have the right to post and keep posted on the Premises any notices of non-responsibility that may be proper for Landlord's protection.

         15       ABANDONMENT. Tenant shall not vacate or abandon the Premises at any time during the term hereof; and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on said premises shall be deemed to be abandoned, at the option of Landlord, or Landlord may store the same in the name and at the cost of and without notice to Tenant.

         16       INDEMNIFICATION. Tenant hereby waives any claim against
Landlord for and shall hold and save Landlord harmless from and defend Landlord against any and all loss or damage which may be occasioned to any goods, wares or merchandise, effects or property of any and all kinds or character, whether belonging to Tenant or any other person or persons whomsoever, in or upon the Premises, and further agrees to hold and save Landlord harmless from and defend Landlord against any and all loss or damage or claim therefor arising from personal injuries received by or death caused to any person or persons whomsoever, including Tenant, in or upon the Premises, and further agrees that acceptance of possession of the Premises by it shall conclusively establish that the Premises and said appurtenances are delivered in a safe and tenantable condition, and all dangerous places and defects in and upon the Premises are to be remedied and made secure and kept in such condition by Tenant. The indemnification and waiver set forth in this Section 16 of Landlord by Tenant shall exclude negligence, intentional acts or omissions by Landlord, Landlord's agents and latent defects in the Premises not discoverable upon reasonable inspection by Tenant. The maintenance of insurance in accordance with the terms of Section 22 hereof in no way releases Tenant's liability for indemnification hereunder, to the extent such insurance coverage is not sufficient to discharge Tenant's indemnity obligations hereunder.

         17       UTILITIES. All water, electricity, power or other public
utilities used upon or furnished to the Premises and any sewer charges shall be paid for by Tenant, provided the Premises are separately metered. Tenant shall also pay its share of utilities used on the Premises (other than the Hotel Kitchen) even if not separately metered provided such consumption can be determined with reasonable accuracy by an independent engineer. Notwithstanding the foregoing, Landlord shall pay for all utility charges for the Hotel Kitchen, regardless of whether such utilities are separately metered. Landlord will provide but not pay for hot water for heating and condenser water for cooling the Premises. Landlord shall pay for all costs and expenses of operating (excluding gas, electricity or other utility costs that are paid by Tenant pursuant to the first two sentences of this Section), maintaining, repairing and replacing the boiler, cooling tower, primary circulation system and all other utility systems (except the fan coil system and ducts within the Premises) serving the Premises.

         18       REPAIRS.

                  18.1 Tenant's Obligations. Tenant agrees to keep the Premises, each and every part thereof, and any and all appurtenances thereto save the roof and exterior walls (excepting therefrom the interior faces thereof, any glazing, show windows, doors and other entrances, frames for any of the foregoing and store fronts) and likewise including said excepted items, in good condition and repair during the term of this Lease, ordinary wear and tear alone excepted, hereby expressly waiving all rights to make repairs at the expense of Landlord as provided for in Civil Code Sections 1941 and 1942 and or any amendment thereof or any other statute or law which may be hereafter passed during the term of this Lease, and agrees upon the expiration of the term of this Lease or sooner termination hereof to surrender unto Landlord the Premises in the same condition as received and improved by Tenant, ordinary wear and tear and damage thereto by fire, earthquake, act of God or the elements alone excepted. If Tenant fails to make said repairs in a reasonable time period and manner, Landlord may make said repairs at Tenant's expense, and Tenant shall reimburse Landlord within ten (10) days after receipt by Tenant of a bill therefor.

                  18.2 Landlord's Obligations. Subject to the provisions of Sections 32 and 33 hereof, Landlord shall during the term of this Lease keep in first class order, condition and repair the foundations, the exterior surfaces of exterior walls and surfaces of the Premises (excepting therefrom the interior faces thereof, any glazing show windows, doors and other entrance frames for any of the foregoing and storefronts), downspouts, gutters and roofs of the buildings, except for any damage thereto caused by any negligent act or omission of Tenant or its agents, employees, or invitees and except for reasonable wear and tear; provided, however, that Landlord shall have no obligation to make repairs of which Landlord is unaware until a reasonable time after the receipt by Landlord of written notice of the need for repairs. Tenant waives the provisions of any law permitting Tenant to make repairs at Landlord's expense.

         19       LIENS. Tenant shall keep the premises and the Building in
which the Premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant and shall remove the lien or post a lien release bond within thirty (30) days of Tenant's receipt of written notice of the filing of the lien, and shall reimburse Landlord for all costs and expenses, if any, which may be incurred by Landlord by reason of the filing of any such liens and/or the removal of the same, within ten (10) days after receipt by Tenant from Landlord of a bill setting forth the amount thereof. The failure of Tenant to pay any such amount to Landlord within said ten (10) day period shall carry with it the same consequences as failure to pay any installment of rental.

         20       ENTRY BY LESSOR. Landlord reserves and shall at any and all times during business hours have the right to enter the Premises to inspect the same, to submit them to a prospective purchaser or tenant, to post notices of non-responsibility, and to alter or repair the Building, provided that such entry does not unreasonably interfere with Tenant's business.

         21       COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Landlord represents and warrants that as of the date of execution of this Lease, the Premises and the restaurant previously operating therein conform to all laws and ordinances, Municipal, State and Federal, and all lawful requirements and orders of any properly constituted Municipal, State or Federal Board or Authority. Tenant agrees that it will comply with and conform to all laws and ordinances, Municipal, State and

Federal, and any and all lawful requirements and orders of any properly constituted Municipal, State or Federal Board or Authority, present or future, in anywise relating to the condition, use or occupancy of the Premises throughout the entire term of this Lease. Any and all costs incurred or fines levied against Tenant in connection with the foregoing sentence shall be paid by Tenant, provided, however, that Tenant's obligations to correct the Premises shall not exceed the duty to make structural repairs as described in Section
18.1 hereof. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, ordinance, requirement or order in the use of the Premises, shall be conclusive of that fact as between Landlord and Tenant.

         22       INSURANCE.

                  22.1 Premises. Tenant agrees to carry and keep in force during the term, at Tenant's sole expense, comprehensive general liability insurance including contractual liability, personal injury (libel, slander, false arrest, wrongful eviction), and broad form property damage liability with a total limit not less than $1,000,000 per occurrence (with an umbrella policy with limits of $10,000,000), bodily injury and property damage combined, insuring against any and all liability for property damage and for injuries to or death of persons occurring in, on or about the Premises or arising out of the maintenance, use or occupancy of the Premises. Tenant agrees that at the end of each three (3) year period after the Commencement Date, Tenant shall adjust the minimum limits of its liability coverage to be consistent with what is commercially reasonable for restaurant operations similar to Tenant's. All such comprehensive general liability insurance shall specifically insure the performance by Tenant of its indemnity obligations under this Lease with respect to liability for injury to or death of persons and for damage to property. Tenant shall also carry all-risk insurance in an amount not less than ninety percent (90%) of the replacement value of Tenant's furniture, fixtures, equipment, merchandise, inventory and other property of Tenant on the Premises. Tenant shall also carry plate glass insurance and workers compensation insurance as required by applicable law during all such times. Said insurance shall be written in the joint names of Landlord and Tenant and shall name Landlord as an additional named insured and Westinghouse Credit Corporation as an additional insured; and Tenant agrees to pay the premiums therefor and to deliver the policies of such insurance, or duplicates thereof, to Landlord, and the failure of Tenant either to effect said insurance in the names herein called for or to pay the premiums therefor or to deliver said policies or duplicates thereof unto Landlord shall permit of Landlord itself effecting said insurance and paying the requisite premiums therefor, which premiums shall be repayable by Tenant unto Landlord within thirty (30) days after receipt by Tenant from Landlord of a bill setting forth the amount thereof.

Each insurer mentioned in this paragraph shall agree, by endorsement upon the policy or policies issued by it, or by independent instrument furnished to Landlord, that it will give Landlord thirty (30) days' written notice before the policy or policies in question shall be altered or cancelled.

                  22.2 Building. Landlord agrees, during the full term of this Lease, to keep the Building insured against loss or damage due to fire in an amount equal to one hundred percent

(100%) of the replacement cost of said Building (exclusive of excavations, foundations and footings) and against loss or damage due to all perils insured against under standard endorsements usually added to fire insurance policies in Northern California, including, without limiting the generality of the foregoing, extended coverage, sprinkler leakage, vandalism and malicious mischief endorsements. However, Landlord shall also have the right, but shall not be required, to insure said Building against loss or damage due to any other peril or perils, including earthquake, which Landlord, in Landlord's reasonable judgment, shall deem necessary in order to assure the continuous existence of said Building in good condition and repair. Landlord shall pay for all such insurance and Tenant shall have no obligation to reimburse Landlord for any such insurance expenses.

         23       DEFAULT. Tenant agrees that should Tenant fail to pay rental herein required to be paid to Landlord for a period of ten (10) days after written notice thereof by Landlord to Tenant, or should Tenant default in the performance of any other covenants or conditions on Tenant's part herein contained and such default is not cured within twenty (20) days after written notice thereof by Landlord to Tenant, or if Tenant does not commence within said twenty (20) day period to cure said default and cure the same with all reasonable dispatch, Landlord shall have the right to (i) terminate this Lease and Tenant's right to possession of the Premises in which event, upon such termination, Landlord shall have the right to recover from the Tenant (a) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the minimum rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the minimum rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and (d) any other amount necessary to compensate the Landlord for all the detriment proximately caused by the Tenant's failure to perform Tenant's obligations under this Lease; or (ii) have this Lease continue in effect for so long as the Landlord does not terminate this Lease and the Tenant's right to possession of the Premises, in which event the Landlord shall have the right to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due under this Lease, and Tenant shall have the right to assign Tenant's interest in this Lease for the uses permitted hereby in accordance with Section 12.

         24       AS-IS CONDITION OF PREMISES. Landlord and Tenant hereby
acknowledge Landlord is leasing the Premises to Tenant "as is" and Tenant shall make any alterations, changes, or additions ("alterations") to the Premises at Tenant's sole cost and expense. Tenant and its agents shall have the right to enter the Premises prior to the commencement date during reasonable business hours in order to inspect same and to design tenant improvements for the premises. In carrying out any such alterations, Tenant shall comply with all provisions of this Lease, including without limitation Tenant's insurance obligations pursuant to Section 22 above.

         25       EXTERIOR COMMON AREAS.

                  25.1 Description. The term "exterior common areas" shall mean those portions of the Building owned or controlled by Landlord and held for the common use and benefit of the public and all tenants and owners within the Building, all as designated and delineated on the plat attached hereto and marked Exhibit "A" and made a part hereof.

                  25.2 Maintenance Obligation. Landlord shall operate and maintain said exterior common areas, or cause the same to be operated and maintained, including, without limiting the generality of the foregoing, the surface, lighting and landscaping thereof and shall keep the same as clean as reasonably proper. Landlord shall also carry such public liability, property damage and other insurance covering said exterior common areas in at least the same amount as Tenant is required to maintain for similar coverage within the Premises. Such insurance shall cover Landlord and Tenant and may cover all other owners, tenants and occupants of the Building. Landlord's cost of operating and maintaining the exterior common areas of the Building, including, without limiting the generality of the foregoing, the lighting, cleaning, depreciation on mechanical equipment, insurance, landscaping, policing, wages, supplies, personal property taxes and real estate taxes and assessments on said exterior common areas shall be the responsibility of Landlord, and Tenant shall have no obligation to reimburse Landlord for such costs.

                  25.3 Use. The exterior common areas of the Building shall be available for the common use and benefit of the public and Tenant and its customers, vendors and agents.

                  25.4 Rules. Tenant agrees to abide by and comply with all rules and regulations which Landlord may from time to time promulgate pertaining to the use of the exterior common areas by the persons referred to in Section 25.3.

         26       SUBORDINATION. This Lease, at Landlord's option, shall be
subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided that the ground lessor or lender thereunder agrees in writing that Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereto to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Tenant agrees to execute any documents reasonably required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant shall automatically be and become the Tenant of the successor in interest to the Landlord on the same terms as are contained in this Lease and shall attorn to such successor thereto at the option of such successor in interest.

         27       TENANT'S CERTIFICATE. Tenant shall, without charge once during any twelve month period, at any time and from time to time, within twenty (20) business days after receipt by Tenant from Landlord of written request therefor followed by a second notice addressed to the President at Tenant's address for notice giving Tenant ten (10) days additional notice, deliver a duly executed and acknowledged certificate to Landlord or any other person, firm or corporation designated by Landlord, certifying: (i) that this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect as modified, and stating any such modification; (ii) whether or not there is then existing any claim of Landlord's default hereunder and, if so, specifying the nature thereof; (iii) the dates to which the rent and other charges payable hereunder by Tenant have been paid;
(iv) that Tenant has accepted the Premises (or if Tenant has not done so, that Tenant has not accepted the premises and specifying the reason for not accepting them); and (v) the commencement and expiration dates of this Lease. If Tenant fails to execute, acknowledge and deliver any such certificate within the time required, it shall be conclusive against Tenant that this Lease is in full force and effect, without modification. If Landlord requests a certificate more than once in any twelve month period, Landlord shall reimburse Tenant, for all reasonable attorney's fees and costs.

         28       ATTORNEYS' FEES. In the event that Landlord should institute any suit against Tenant for violation of any of the covenants or conditions of this Lease or for recovery of possession of the Premises, or should Tenant institute any suit against Landlord for violation of any of the covenants or conditions of this Lease, or should either party institute a suit against the other for a declaration of rights hereunder, or should either party intervene in any suit in which the other is a party, to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to the fees of its attorneys in the reasonable amount thereof, to be determined by the court and taxed as a part of the costs therein.

         29       SIGNS. Any sign(s) that Tenant affixes to the exterior of the
Premises shall conform to the criteria reasonably approved by Landlord for the size, content, design and location thereof and shall be subject to the prior written approval of Landlord, which shall not be unreasonably withheld.


         30       AWNING, CANOPY. Tenant agrees not to erect any awning, canopy or other protruding object on any exterior wall of the demised premises without the prior written consent of Landlord, which shall not be unreasonably withheld.

         31       HOLDING OVER. Tenant shall not hold over the term hereby
created without the prior written consent of Landlord. Any holding over by Tenant after the expiration date with the prior consent of Landlord shall be construed to be a tenancy from month to month on all of the terms, covenants, and conditions herein specified but at a rent equal to (a) one hundred twenty-five percent (125%) of the minimum monthly rent in effect immediately prior to the expiration date, provided that Landlord provides Tenant with written notice of such increase at least thirty (30) days in advance of the date such increase is to become effective, and otherwise at the minimum monthly rent specified herein, plus (b) percentage rent calculated in accordance with Section
5.4 hereof, if applicable. Landlord may terminate the month to month tenancy upon delivery of thirty (30) days written notice.

         32       DESTRUCTION.

                  32.1 Premises. In the event of a partial destruction of the Premises during the term hereof, from any cause whatsoever (including, without limitation, the causes described in Section 53 hereof), the Premises shall forthwith be repaired provided such repairs can be made within one hundred twenty (120) working days (unless a force majeure event occurs during such 120-day period in which event the period shall be extended pursuant to the terms of Section 53 hereof) under the laws and regulations of State, Federal, County or Municipal authorities, but such partial destruction shall in nowise annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of the minimum monthly fixed rental while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises. If such repairs cannot be made in one hundred twenty (120) working days, this Lease may be terminated at the option of either party. The obligations of the Landlord and Tenant in connection with the repair of the demised premises shall be as follows: Landlord shall forthwith commence and carry to completion with all due diligence the repair of any damage or destruction to that portion of the Premises originally constructed by Landlord other than any work performed by Landlord on Tenant's behalf and at Tenant's cost and expense. Tenant shall forthwith commence and carry to completion with all due diligence the repair of any damage or destruction to the remainder of the Premises. The portion of the proceeds of the insurance carried by Landlord attributable to the damage or destruction of the portion of the Premises to be repaired by Tenant, as aforesaid, shall be remitted by Landlord to Tenant. In the event that the Building is destroyed to the extent of not less than thirty-three and one-third percent (33-1/3%) of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the demised premises be injured or not. In the event of any dispute between Landlord and Tenant relative to the provisions of this paragraph, they shall each select an arbitrator, the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Landlord and Tenant, who shall bear the cost of such arbitration equally between them.

                  32.2 Building. In the event that repairs made by Landlord to the Building (without any repairs being made to the Premises) which are carried out under the provisions of Section 32.1 hereof interfere with the business carried on by Tenant in the Premises, Tenant shall be entitled to a proportionate reduction of the minimum monthly fixed rental while such repairs are being made, such proportionate reduction to be based upon the extent of such interference; provided, further, that if it can be reasonably anticipated that Tenant will be unable to operate in the Premises at a profit during such period on account of such interference and the losses to be sustained by Tenant will exceed the total minimum monthly rental payable during such period, Tenant shall be permitted to close the business with full abatement of minimum fixed monthly rental during the period of closure until substantial completion of said repairs so interfering with Tenant's business. In the event of any dispute between Landlord and Tenant relative to the provisions of this paragraph, the same shall be determined by arbitration in the manner specified in Section 32.1 hereof and the decision in such arbitration shall be final and binding both upon Landlord and Tenant.

                  32.3 Uninsured Casualty. In the event the Premises are damaged by any flood, earthquake, act of war, nuclear reaction or other casualty or event not covered in full or substantial part by Landlord's insurance, Landlord must notify Tenant within thirty (30) days following the date of such damage of Landlord's intent to either commence reconstruction and continue this Lease in full force and effect, or elect not to perform such reconstruction in which event this Lease shall terminate. In the event Landlord elects to reconstruct, Tenant may terminate this Lease if reconstruction is reasonably expected to take more than one hundred twenty (120) working days to complete from the date of the casualty. If the Lease is terminated by Landlord as permitted by this subsection
32.3 and, within two (2) years following the date of such termination, Landlord either commences reconstruction of the Building or commences the solicitation of new tenants for the Building, Landlord shall so notify Tenant in writing, and Tenant shall have the right and option to lease space in the Building, when reconstructed by Landlord, comparable to the size, quality, character and finish of the Premises (or shall have the right to lease the space comprising the Premises if the Premises were not damaged, destroyed or taken) and otherwise upon such terms and conditions (including rent) as are contained herein, except the primary term of such new lease shall be equivalent to the unexpired portion of the term of the Lease existing as of the date of termination hereof by Landlord, and Tenant shall have the same option or options to extend such term as remained unexercised under the original terms and conditions hereof as of the date of termination hereof by Landlord.

                  32.4 Damage Near End of Term. Notwithstanding the foregoing, should a partial or complete destruction of the Building occur during the twenty-four months prior to the end of the second option period, Landlord shall not be obligated to reconstruct the Building in which event either party may terminate this Lease upon thirty (30) days written notice.

         33       EMINENT DOMAIN. Should the Premises or any portion thereof be taken for public use by right of eminent domain with or without litigation, any award for compensation and/or damages, whether attained by agreement prior to or during the time of trial, or by judgment or verdict after trial, applying to the leasehold estate created hereby (other than that portion of said award, if any, based upon the loss of Tenant's business or a taking of Tenant's improvements or movable trade fixtures) shall belong and be paid to Landlord, and Tenant hereby assigns, transfers and sets over to Landlord all of the right, title and interest which it might otherwise have therein. In the event of a taking of the entire Premises this Lease shall automatically terminate. In the event the portion of the Premises so taken shall be more than ten percent (10%) of the floor area of the Premises, either party hereto shall have the option, to be exercised by written notice given to the other party hereto within thirty (30) days after the date of such taking, to terminate this Lease. In the event that more than ten percent (10%) of the floor area of the Premises shall be so taken and Tenant does not so elect to terminate this Lease, or if less than ten percent (10%) of the floor area of the Premises is so taken, then the minimum fixed monthly rental payable under this Lease shall be reduced in the same proportion as the amount of said floor area is reduced by such taking and Landlord shall make such reconstruction of the Premises as may be required to the extent of the aforesaid award. A sale by Landlord to any governmental authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this section.

         34       ENJOYMENT. Landlord agrees that so long as Tenant is not in default hereunder Tenant shall have the quiet enjoyment of the Premises without hindrance on the part of Landlord, and Landlord will warrant and defend Tenant in the peaceful and quiet enjoyment of the Premises against the lawful claims of all persons claiming by, through or under Landlord.

         35       WAIVER. No covenant or condition of this Lease can be waived except by the written consent of Landlord, and forbearance or indulgence by Landlord in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by Tenant to which the same may apply, and, until complete performance by Tenant of said covenant or condition, Landlord shall be entitled to invoke any remedy available unto it under this Lease or by law, despite said forbearance or indulgence.

         36       REMEDIES CUMULATIVE. All remedies herein conferred upon
Landlord shall be deemed cumulative and no one exclusive of the other or of any other remedy conferred by law.

         37       WAIVER OF SUBROGATION. So long as the applicable policy is not affected and the cost thereof is not increased thereby each of the parties hereto does hereby waive its entire right of recovery against the other for any damages caused by an occurrence insured against by such party and the rights of any insurance carrier to be subrogated to the rights of the insured under the applicable policy.

         38       BURGLAR ALARM. A burglar alarm system may be installed by
Tenant only in accordance with plans and specifications approved in writing by Landlord prior to installation.

         39       NOTICES. Any notice required hereunder or by law to be served upon either of the parties hereto shall be sufficiently served by personal delivery, or mailing the same three business days after postmark by certified or registered mail, return receipt requested, postage prepaid, addressed to said office of Landlord, in the instance of Landlord, and, in the instance of Tenant, at its corporate headquarters or to such other address as may be from time to time furnished in writing by Landlord to Tenant, or by Tenant to Landlord, each of the parties hereto waiving personal or any other service than as provided for in this paragraph.

         40       CALIFORNIA LAW. This Lease shall be governed by and construed in accordance with the laws of the State of California.

         41       INVALIDITY. The invalidity or unenforceability of any
provision of this Lease shall not affect the validity or enforceability of the remainder of this Lease.

         42       LANDLORD AND TENANT. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular, and the neuter shall include the masculine and feminine genders, and if there be more than one tenant, the obligations hereunder imposed upon the Tenant shall be joint and several.

         43       CAPTIONS. The captions of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

         44       TIME. Time is of the essence of this Lease and each and all of its provisions.

         45       SUCCESSORS AND ASSIGNS. This Lease shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, always providing that nothing in this paragraph contained shall impair any of the provisions hereinabove set forth inhibiting assignment without the written consent of Landlord.

         46       BROKERAGE. Tenant and Landlord represent and warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and they know of no real estate broker or agent who is entitled to a commission in connection with this Lease. Tenant and Landlord each agree to indemnify and hold each other harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent.

         47       PARKING. Landlord shall provide, at no cost to Tenant, a valet parking service that will include three valet parkers on duty at all times during lunch and dinner, and two valet parkers on duty at all times during breakfast unless Tenant agrees, in its sole discretion, that fewer valet parkers can provide efficient and fast parking services. The above number of valet parkers will service the entire parking garage and will be the sole valet parkers for the garage. In addition,

Landlord will guarantee that Tenant will have the use of a minimum of fifty (50) parking spaces in the structure in which the Premises are located for lunch and dinner and twenty-five (25) spaces for breakfast. In the event that the parking needs of the restaurant and the hotel exceed the garage's capacity, and Tenant requests more than the minimum spaces specified in the previous sentence, Landlord agrees to use its best efforts to obtain additional parking spaces that are convenient to the restaurant. If the cost and terms of such additional parking are acceptable to Tenant, Tenant will reimburse Landlord for the actual cost of obtaining additional spaces reserved for the exclusive use of Tenant.

         48       NO JOINT VENTURE INTENDED. It is expressly understood that
Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of Tenant's business, or otherwise, or joint venturer or member of a joint enterprise with Tenant, and that the provisions of this Lease relating to the payment of the annual percentage rental are included solely for the purpose of providing a method whereby part of the rental is to be measured and ascertained.

         49       OPTIONS TO EXTEND.

                  49.1 Options. Tenant shall have two (2) successive options (individually a "Renewal Option" and collectively the "Renewal Options") to extend the term for two successive periods of five (5) years each (individually a "Renewal Term" and collectively the "Renewal Terms"). The Renewal Options shall be effective only if Tenant is not in default under any of the terms or conditions of this Lease, either at the time of exercise of the Renewal Option or the time of commencement of the Renewal Term. Each Renewal Option must be exercised, if at all, by written notice from Tenant to Landlord given not more than eighteen (18) months nor less than three (3) months prior to the expiration of the term. Each Renewal Term shall be upon the same terms and conditions as the original term, except that Section 49.2 below shall govern the calculation of the Breakpoint. If Tenant fails to exercise a Renewal Option in a timely manner as provided for above, the Renewal Option and any further Renewal Options shall be void.

                  49.2 Adjustments. The Breakpoint for the purpose of calculating Percentage Rent shall be an amount equal to a breakpoint of $3,500,000 adjusted by the Consumer Price Index from the original commencement date of this Lease to the commencement date of the Option Period.

         50       SHARED EXPENSES. Landlord and Tenant agree to each bear
one-half (1/2) the cost of the liquor license that Tenant obtains for the premises and one-half (1/2) of any payment needed to induce the current tenant operating the Salon Space to vacate such premises on or before March 1, 1989, provided that the negotiations with the Salon Space tenant shall be conducted and controlled by Tenant. In the event that Landlord and Tenant satisfy themselves within sixty (60) days of the date this Lease is signed that they can share a liquor license under applicable law and regulations, then Landlord will share its liquor license with Tenant and Tenant will pay up to $15,000 of Landlord's share of any payment to the Salon Space tenant. In the event the parties agree to share the liquor license, they will enter into an addenda describing such sharing relationship in a manner that will satisfy the Alcohol and Beverage Control Department of California.

         51       RELATED TRANSACTIONS. Landlord agrees to meet and confer with
Tenant at mutually convenient times between the execution of the Lease and February 28, 1989 in a good faith effort to agree upon the following:

                  51.1 Option to Purchase. The price and other terms and conditions whereby Tenant will receive an option to purchase the Building during the term of the Lease, but in no event shall Landlord be required to agree to an option purchase price at or below the fair market value of the Building. Tenant understands and acknowledges that Landlord must obtain the approval of its limited partners prior to entering into an option agreement; and

                  51.2 Catering Service. The terms and conditions upon which Tenant shall have the exclusive right to procure and prepare all food for the hotel's catering business at the kitchen door, provided that as part of such an agreement, the Hotel Kitchen will be included in the Premises in accordance with
Section 2.3 hereof and Landlord shall provide all dishes, glassware, and cutlery, and all service, beverage, marketing, accounting, and administrative functions related to such catering services.

         52       SALE BY LANDLORD. In the event of a sale or conveyance by
Landlord of the Building containing the Premises, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. If any security be given by Tenant to secure the faithful performance of all or any of the covenants of this Lease on the part of Tenant, Landlord may transfer and/or deliver the security, as such, to the purchaser of the Building, and thereupon Landlord shall be discharged from any further liability in reference thereto.

         53       FORCE MAJEURE. Any prevention, delay, or stoppage due to
strikes, lockouts, labor disputes, acts of God or Nature, governmental restrictions, governmental regulations, governmental controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage. Notwithstanding the foregoing (unless the provisions of Section 32 apply or it is otherwise impossible for Tenant to conduct business due to the acts of Landlord) the occurrence of such events shall not excuse the obligation imposed with regard to rent and other charges to be paid by Tenant (including abatement thereof) pursuant to this Lease, and Tenant shall not be allowed an excuse of performance, if it is unable to timely obtain use or building permits for the restaurant. Notwithstanding the foregoing, if despite its good faith effort Tenant is unable to obtain both a use and a building permit, Tenant may terminate this Lease upon written notice delivered to Landlord. If Tenant terminates this Lease pursuant to the foregoing sentence, Tenant shall not have the right to recover any rent paid to the Landlord as of the termination date.

         54       TENANT REPRESENTATIONS. Tenant represents and warrants to
Landlord the following: (i) Tenant is duly authorized and empowered to enter into and perform the Lease, and (ii)

Tenant shall not record the Lease without the prior written consent of Landlord.

         55       CONDITIONS TO LEASE. It is expressly understood that this
Lease is effective only upon the satisfaction of each of the following conditions: (i) the approval of the terms and conditions of the Lease by Westinghouse Credit Corporation, the mortgagee of the Building. In the event Westinghouse Credit Corporation does not approve this Lease or the initial tenant improvements proposed by Tenant, thereby preventing Tenant from opening for business, Landlord shall reimburse Tenant for all expenses for professional services incurred by Tenant in connection with the Premises; and (ii) Landlord obtains possession of the Salon Space within ninety (90) days of the date of execution of this Lease. Pursuant to Section 50, the negotiations with the Salon Space tenant shall be conducted by Tenant, and Landlord's share of any settlement amount paid to the Salon Space tenant to induce it to vacate shall not exceed $35,000. Any share of the settlement amount due Tenant from Landlord shall be paid in the form of credit against the rental payments described in
Section 5. This Lease shall terminate if the Salon Space tenant does not vacate within the above ninety (90) day period; provided, however, if Tenant materially demolishes the Premises for its Tenant Improvements, this condition shall be deemed satisfied. In the event Tenant alters the Premises (but does not materially demolish it), and the Salon Space tenant does not vacate, the Tenant shall restore the Premises to the same condition as received.

         56       INITIAL IMPROVEMENT OF PREMISES.

                  56.1 Working Drawings and Permits. Prior to commencing construction, Tenant shall provide Landlord's architect with detailed plans and specifications (the "Working Drawings") showing the specific tenant improvements (the "Tenant Improvements") which Tenant proposes to construct on the Premises prior to the Commencement Date. All Working Drawings shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld. Landlord shall review the same and notify Tenant of any objections thereto within ten (10) days of receipt thereof. Tenant agrees after such written notification to submit revised and/or corrected plans and specifications to Landlord. Thereafter, Landlord shall notify Tenant of any objections thereto within five (5) days of receipt thereof. Tenant shall submit all requisite applications to obtain building permits and other required approvals for the construction of its Tenant Improvements, and Tenant shall prosecute the same with due diligence. Landlord shall cooperate with Tenant and provide all reasonable information to Tenant in connection with the foregoing permit approval process. Tenant represents and warrants that it will expend no less than $650,000 to complete the Tenant Improvements.

                  56.2 Construction. During the construction of the Tenant Improvements, Tenant will not unreasonably disturb the guests of the Garden Court Hotel; provided, however, that Landlord acknowledges and understands the loud and dirty nature of the required construction, and Tenant is not required to take additional precautions or expend sums that are unreasonable given the nature of the Tenant Improvements. In the event Tenant is prevented from completing the Tenant Improvements by the Commencement Date because it must slow down or reduce the construction by less than the Tenant's construction timetable to comply with the disturbance restrictions herein, the Commencement Date will be extended one (1) day for each day of delay. Tenant agrees to repair any structural or property damages to the Garden Court Hotel caused by the construction of the Tenant Improvements. During the construction of the Tenant Improvements, Tenant shall maintain insurance for the Premises equivalent to that required in Section 22 hereof and shall maintain builder's risk completed value coverage for 100% of the contract price, deleting all co-insurance penalties (only if commercially reasonable), against all risks insured against pursuant to Section 22.2 hereof. Tenant or Tenant's contractor shall procure worker's compensation insurance and other insurance coverage customary in the construction industry to cover all the activities of all persons engaged in the construction of the Tenant Improvements.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.


                  "Landlord"        COWPER SQUARE PARTNERS,
                                             a California limited partnership



                                             By /s/ Norman L. Rosenblatt
                                                ------------------------

                                             Its General Partner
                                                ---------------------



                  "Tenant"          IL FORNAIO (AMERICA) CORPORATION,
                                             a California corporation



                                             By /s/ Laurence B. Mindel
                                                ---------------------

                                             Its President
                                                ---------------------

                                                Page 1 and 2 of Exhibit A

Exhibit A is a picture of a plat map depicting the real property owned by the landlord. The premises subject to the lease, consisting of approximately 6,725 square feet, are located in the building shown by the shaded portions of the map.

LEGAL DESCRIPTION:

Real property situated in the city of Palo Alto, County of Sante Clara, State of California, described as follows:

Parcel One:

Portion of Lot 4, in Block 28, as shown upon that certain Map entitled, Original Map showing subdivision of University Park (now Palo Alto) Sante Clare Co., California, which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on February 27, 1889 in Book D of Maps, at Page 69, and more particularly described as follows:

Commencing at a point on the Southwesterly line of Cowper Street, distant thereon, 72.50 feet Southeasterly from the intersection thereof with the Southeasterly line of University Avenue, running thence Southeasterly along the Southwesterly line of Cowper Street 127.50 feet to the dividing line between Lots 3 and 4, in Block 28 of said City thence, at right angles Southwesterly and along the dividing line between Lots 3 and 4 in said Block, 200 feet; thence at right angles Northwesterly and parallel to the Southwesterly line of Cowper Street 127.50 feet; thence at right angles Northeasterly and parallel to the Southeasterly line of University Avenue, 200 feet to the point of commencement.

Parcel Two:

A right of way over the following described parcel of land:

Commencing at a point on the Southwesterly line of Cowper Street, distant thereon 72.50 feet Southeasterly from the intersection thereof with the Southeasterly line of University Avenue; thence Northwesterly along the Southwesterly line of Cowper Street 10 feet; thence at right angles Southwesterly parallel with the Southeasterly line of University Avenue, 200 feet; thence at right angles Southeasterly parallel to the Southwesterly line of Cowper Street 10 feet, and thence at right angles Northeasterly parallel to the Southwesterly line of University Avenue, 200 feet is the point of commencement.

Parcel Three:

An easement for the purpose of providing underground utilities within the following described real property.

Commencing at a point on the Southwesterly line of Cowper Street, distant thereon 72.50 feet Southeasterly from the intersection thereof with the Southeasterly line of University Avenue; thence Northwesterly along the Southwesterly line of Cowper Street 10 feet; thence at right angles Southwesterly parallel with the Southeasterly line of University Avenue, 130 feet; thence at right angles Southeasterly parallel to the Southwesterly line of Cowper Street 10 feet, and thence at right angles Northeasterly parallel to the Southwesterly line of University Avenue, 130 feet to the point of commencement.

APN: 120-16-72

                                   MEMORANDUM

On December 22, 1988 Il Fornaio (America) Corporation and Cowper Square Partner
(CSP) entered into an agreement regarding lease of space at 520 Cowper Street, Palo Alto, California.

In accordance with paragraph 4 of that lease, the parties hereby agree that the date of commencement of the term of the lease will be September 21, 1989.


COWPER SQUARE PARTNERS                IL FORNAIO (AMERICA) CORPORATION

/s/ NORMAN L. ROSENBLATT              /s/ LAURENCE B. MINDEL
---------------------------           ---------------------------------
Norman L. Rosenblatt
General Partner                       Title  Chairman
                                             ---------------------------
Date 11/12/89                         Date 11/9/89
     -----------------------               -----------------------------


10/26/89
csp.246
file csp.2015

                                   MEMORANDUM

On December 22, 1988 Il Fornaio (America) Corporation and Cowper Square Partner
(CSP) entered into an agreement regarding lease of space at 520 Cowper Street, Palo Alto, California.

In accordance with paragraph 4 of that lease, the parties hereby agree that the date of commencement of the term of the lease will be September 21, 1989.

COWPER SQUARE PARTNERS                 IL FORNAIO (AMERICA) CORPORATION

/s/ Norman L. Rosenblatt               /s/ Laurence B. Mindel
-----------------------------          ------------------------------------
Norman L. Rosenblatt                   Laurence B. Mindel
General Partner                        Title  Chairman
                                       ------------------------------------
Date 11/12/89
     ------------------------          Date 11/9/89
                                            -------------------------------

                       FIRST AMENDMENT OF COMMERCIAL LEASE

        This AMENDMENT of lease is made on October 4, 1989, by and between COWPER SQUARE PARTNERS, & California limited partnership ("Landlord") and IL FORNAIO (AMERICA) CORPORATION, a California corporation ("Tenant").

                               R E C I T A L S

        A. Landlord and Tenant entered into a written lease dated December 22, 1988 (the "Lease"), in which Landlord leased to Tenant and Tenant leased from Landlord, premises located in the city of Palo Alto, County of Santa Clara, State of California, consisting of 6,725 square feet located in the building (the "Building") situated on the real property shown on the plat attached hereto marked Exhibit "A" and made a part hereof and more particularly described in Exhibit "B" attached hereto and made a part hereof.

        B. The parties desire to amend the Lease in several respects.

        NOW, THEREFORE, the parties agree as follows:

        1. Expansion of Premises. The Premises under the Lease are hereby expanded to include the dining room located on the floor above the existing premises consisting of approximately 250 square feet, and space adjacent to the existing premises consisting of approximately 380 square feet and outlined in red on Exhibit "C" attached hereto and made a part hereof. Tenant shall not be obligated to pay additional rent for such additional space unless that certain Banquet Agreement between Landlord and Tenant dated July 24, 1989, is terminated by Tenant. If said Banquet Agreement is terminated by Tenant, Tenant shall at its option either vacate the 250 square feet on the floor above the existing premises or pay to Landlord as additional monthly Minimum Rent for the expanded premises described in this Paragraph 1 the product of $1.75 times the number of usable square feet in the upstairs dining room, plus pro rata taxes described in Paragraph 7 of the Lease and utilities, insurance and other expenses in accordance with Paragraphs 17 and 22 of the Lease. Such additional rent shall be subject to increases for cost of living adjustments in accordance with the Lease commencing as of the date Tenant begins to pay such rent. Landlord shall make such expanded premises available for Tenant's occupancy not later than October 1, 1989.

        2. Termination by Landlord. Landlord may terminate the Banquet Agreement only for good cause and after Tenant has had thirty (30) days to cure such problem after written notice (including a description of the problem with the food or the nature of the breach) from Landlord to Tenant. For the purpose of this paragraph only, "good cause" shall be defined as Tenant's continued failure to provide adequate quality food in a timely manner or Tenant's repeated and material breach of the Banquet Agreement. Any dispute regarding the existence of good cause, Tenant's cure, or the Landlord's right to terminate the Banquet Agreement shall be resolved by an arbitrator to be chosen by the parties hereto. If the parties are unable to agree upon an arbitrator, each party shall choose an arbitrator, and each arbitrator shall then choose a third arbitrator, whose decision shall be binding upon the parties. If said Banquet Agreement is terminated by Landlord for good cause after concurrence by the arbitrator, beginning with the month following the full satisfaction of the credit for prepayment of rent to which Tenant is entitled pursuant to Paragraph 3 herein, Tenant shall be obligated to pay such additional rent described in Paragraph 1.

        3. Prepayment of Rent. In consideration of the expansion of the
Premises described in Paragraph 1 hereof, Tenant agrees to advance to Landlord
up to the Sum of [   *   ]  for purposes of improving the ground floor of the
Building as hereinafter described. Such advances shall be made upon Landlord's request during the one hundred twenty (120) day period following the date of this Amendment, and only against presentation by Landlord to Tenant of invoices for the construction of improvements to the portion of the ground floor space in the Building not subject to the Lease. Such advance or advances by Tenant to Landlord shall constitute prepayments of rent which shall be credited against Tenant's obligation to pay minimum and percentage rent under the Lease according to the following schedule: any amounts payable by Tenants as
Percentage Rental and [    *    ] per month against eight successive monthly
installments of Minimum Rent commencing February 1, 1990 and [      *      ] per
month thereafter against successive monthly installments of Minimum Rent until the amount credited against rent equals the amount advanced by Tenant, the final credit reflecting only the remaining balance.

        4. In all other respects the terms and conditions of the Lease shall remain unchanged.


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* Confidential Treatment Requested

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment of Commercial Lease the day and year first above written.

        "Landlord"      COWPER SQUARE PARTNERS,
                        a California limited partnership

                        By /s/ Norman Rosenblatt,
                           ---------------------------------
                           Norman Rosenblatt,
                           General Partner

        "Tenant"        IL FORNAIO (AMERICA) CORPORATION,
                        a California corporation

                        By /s/ Laurence B. Mindel, President
                           ---------------------------------
                           Laurence B. Mindel, President



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